Exhibit 32.1

Certifications of Principal Executive Officer

pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Mark Zagorski, Chief Executive Officer (Principal Executive Officer) of DoubleVerify Holdings, Inc. (the “Company”), hereby certify that, to the best of my knowledge:

1)

The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 (the “Report”), to which this certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 8, 2022	/s/ Mark Zagorski
Mark Zagorski
Chief Executive Officer
(Principal Executive Officer)